                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                              (Amendment No. 1)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                         MAX & ERMA'S RESTAURANTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of Securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


         2)       Form, Schedule or Registration Statement No.:


         3)       Filing Party:


         4)       Date Filed:

                         MAX & ERMA'S RESTAURANTS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                SEPTEMBER 9, 2005

                                       AND

                                 PROXY STATEMENT

                                    IMPORTANT

                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                 AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE

                         MAX & ERMA'S RESTAURANTS, INC.
                                 P.O. BOX 297830
                              4849 EVANSWOOD DRIVE
                              COLUMBUS, OHIO 43229
                                 (614) 431-5800

                                                                   July 25, 2005

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Max & Erma's Restaurants, Inc. on September 9, 2005, at 9:30 a.m., at the Company's corporate office at 4849 Evanswood Drive, Columbus, Ohio. We look forward to greeting those stockholders who are able to attend.

         At the meeting, you are being asked to elect Michael D. Murphy and William C. Niegsch, Jr. for three-year terms as Class I members of the Board of Directors and to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the 2005 fiscal year.

         It is very important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date and return your proxy in the enclosed envelope at your earliest convenience.

         Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

                                          Sincerely,

                                          Todd B. Barnum
                                          Chairman of the Board,
                                          Chief Executive Officer and President

                         MAX & ERMA'S RESTAURANTS, INC.
                                 P.O. BOX 297830
                              4849 EVANSWOOD DRIVE
                              COLUMBUS, OHIO 43229
                                 (614) 431-5800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 9, 2005

                                                                   July 25, 2005

To the Stockholders of Max & Erma's Restaurants, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Max & Erma's Restaurants, Inc., a Delaware corporation (the "Company" or "Max & Erma's"), will be held at the Company's corporate office at 4849 Evanswood Drive, Columbus, Ohio, on the 9th day of September, 2005, at 9:30 a.m., local time, for the following purposes:

         1. To elect two Class I directors, each for a term of three years and until their successors are duly elected and qualified.

         2. To ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the 2005 fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Owners of record of the Company's common stock at the close of business on July 18, 2005, the record date, will be entitled to vote at the meeting. If your shares are held in the name of a broker, trust or other nominee (often referred to as held in "street name"), you must instruct them on how to vote your shares. Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided. Thank you for your cooperation.

         The board of directors unanimously recommends that you vote "FOR" the election of the nominees for directors named in this proxy statement and "FOR" the ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants for the 2005 fiscal year.

                                 By Order of the Board of Directors

                                 Todd B. Barnum
                                 Chairman of the Board, Chief Executive Officer and President

                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

                         MAX & ERMA'S RESTAURANTS, INC.
                                 P.O. BOX 297830
                              4849 EVANSWOOD DRIVE
                              COLUMBUS, OHIO 43229
                                 (614) 431-5800

                                                                   July 25, 2005

                               PROXY STATEMENT FOR
                       2005 ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

         This Proxy Statement is furnished to the stockholders of Max & Erma's Restaurants, Inc., a Delaware corporation (the "Company" or "Max & Erma's"), in connection with the solicitation by the board of directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's corporate office located at 4849 Evanswood Drive, Columbus, Ohio, on September 9, 2005, at 9:30 a.m., local time, and at any adjournment thereof, and is being mailed to the stockholders on or about the date set forth above.

         All shares represented by properly executed proxies received by the board of directors pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the proxy or, in the absence of specific instructions to the contrary, will be voted in accordance with the board of directors' unanimous recommendations, which are FOR the election of Michael D. Murphy and William C. Niegsch, Jr. as Class I directors of the Company; FOR the ratification of the selection of Deloitte & Touche LLP as the independent public accountants of the Company for the 2005 fiscal year; and at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on July 18, 2005, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share so held entitles the holder thereof to one vote upon each matter to be voted on. As of the record date, the Company had outstanding 2,546,778 shares of common stock, $0.10 par value per share. There are no cumulative voting rights in the election of directors. The presence of holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, either in person or represented by a properly executed proxy is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth the only persons known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding shares of common stock of the Company on June 1, 2005 (unless otherwise noted):

NAME AND ADDRESS                     NUMBER OF SHARES              PERCENTAGE
OF BENEFICIAL OWNER               BENEFICIALLY OWNED(1)            OF CLASS(2)
-------------------               --------------------             -----------
Todd B. Barnum                        374,438(3)                     14.4%
4849 Evanswood Drive
Columbus, Ohio  43229

Mark F. Emerson                       294,005(4)                     11.5%
11972 S. E. Birkdale Run
Tequesta, Florida 33469

Roger D. Blackwell                    423,176(5)                     16.6%
3380 Tremont Road
Columbus, Ohio 43221

William C. Niegsch, Jr.               140,994(6)                      5.5%
4849 Evanswood Drive
Columbus, Ohio 43229

----------

(1) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he exercises sole or shared voting or investment power or of which he has the right to acquire beneficial ownership of within 60 days of June 1, 2005. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his household.

(2) "Percentage of Class" is calculated on the basis of the number of outstanding shares plus the number of shares a person has the right to acquire within 60 days of June 1, 2005.

(3) Includes 56,460 shares which Mr. Barnum has a right to purchase under presently exercisable options. Also includes 420 shares owned by Mr. Barnum's spouse, as to which Mr. Barnum disclaims beneficial ownership.

(4) Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2005, and Mr. Emerson's
     Section 16(a) reports under the Exchange Act.

(5) Based on information contained in a Schedule 13D/A filed with the Securities and Exchange Commission on November 17, 2004, and Mr. Blackwell's Section 16(a) reports under the Exchange Act.

(6) Includes 27,930 shares which may be purchased under presently exercisable options. Also includes 11,000 shares owned by Mr. Niegsch's spouse.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of June 1, 2005, the beneficial ownership of the Company's common stock by each executive officer and/or director of the Company and by all executive officers and directors as a group:

   NAME OF                                NUMBER OF SHARES             PERCENTAGE
BENEFICIAL OWNER                        BENEFICIALLY OWNED(1)          OF CLASS(2)
----------------                        ---------------------          -----------
Todd B. Barnum                                 374,438 (3)                 14.4%

William C. Niegsch, Jr.                        140,994 (3)                  5.5%

Bonnie J. Brannigan(4)                          17,122 (4)                  0.9%

Robert Lindeman                                  9,000 (5)                  0.4%

James Howenstein                                19,515 (6)                  0.8%

William E. Arthur                               56,031                      2.2%

Thomas R. Green                                 33,349 (7)                  1.3%

Michael D. Murphy                                4,342                      0.2%

Robert A. Rothman                               65,961 (8)                  2.6%

Timothy C. Robinson                              6,000 (9)                  0.2%

All directors and executive
officers as a group (10 persons)               726,752(10)                 27.3%

----------

(1) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he exercises sole or shared voting or investment power or of which he or she has the right to acquire beneficial ownership of within 60 days of June 1, 2005. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(2) "Percentage of Class" is calculated on the basis of the number of outstanding shares plus the number of shares a person has the right to acquire within 60 days of June 1, 2005.

(3)   See preceding table and notes thereto.

(4) Includes 5,680 shares which may be purchased under presently exercisable options. Ms. Brannigan submitted her resignation as Vice President of Marketing and Strategic Planning, effective July 25, 2005.

(5) Includes 4,000 shares which may be purchased under presently exercisable options.

(6) Includes 13,000 shares which may be purchased pursuant to presently exercisable options.

(7) Includes 960 shares owned by Mr. Green's spouse and 150 shares owned by Mr. Green's children, as to which Mr. Green disclaims beneficial ownership.

(8) Includes 2,475 shares owned by Mr. Rothman's spouse, as to which Mr. Rothman disclaims beneficial ownership.

(9) Includes 6,000 shares which may be purchased pursuant to presently exercisable options.

(10) Includes 113,070 shares which may be purchased pursuant to presently exercisable options.

                             ELECTION OF DIRECTORS

         The board of directors has designated Michael D. Murphy and William C. Niegsch, Jr. as nominees for election as Class I directors of the Company to serve for terms of three years and until their successors are duly elected and qualified. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted for a substitute nominee at the discretion of those named as proxies. The board of directors has no reason to believe that any nominee will be unavailable. The shares represented by the enclosed proxy, if returned duly executed and unless instructions to the contrary are indicated thereon, will be voted for the nominees listed below. The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's common stock present in person or represented by proxy is required to elect each nominee. Abstentions and broker non-votes are not counted in the election of directors and thus have no effect.

         The following table sets forth (i) the nominees for election as Class I directors of the Company, and (ii) the Class II and Class III Directors of the Company whose terms in office will continue.

                                             DIRECTOR
                                           CONTINUOUSLY
        NAME AND AGE                          SINCE                PRINCIPAL OCCUPATION(1)
        ------------                       ------------            ----------------------
                               NOMINEES - TERMS TO EXPIRE 2008 (CLASS I)

Michael D. Murphy, 61                         1995         Investor and Consultant, Columbus, Ohio

William C. Niegsch, Jr., 52                   1982         Executive Vice President, Chief
                                                           Financial Officer, Treasurer and Secretary

                               CONTINUING DIRECTORS - TERMS TO EXPIRE 2006 (CLASS II)

Robert A. Rothman, 64                         1982         President, Amusement Concepts, Inc., Columbus, Ohio,  a
                                                           corporation engaged in the video and electronic
                                                           games business

Timothy C. Robinson, 47                       2004         Senior Vice President and Chief Financial Officer,
                                                           Children's Hospital, Inc., Columbus, Ohio

                               CONTINUING DIRECTORS - TERMS TO EXPIRE 2007 (CLASS III)

William E. Arthur, 76                         1982         Of Counsel, Porter, Wright, Morris & Arthur, LLP
                                                           Attorneys at Law, Columbus, Ohio

Todd B. Barnum, 63                            1982         Chairman of the Board, Chief Executive
                                                           Officer and President

Thomas R. Green, 50                           1996         Chief Executive Officer, Lancaster Pollard &
                                                           Company, Columbus, Ohio

-----------------------
(1) Unless otherwise stated, the director has held the occupation for the previous five years.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

         During fiscal 2004, five meetings of the board of directors were held. All directors attended 75% or more of the total board of directors' meetings.

         Upon consideration of the criteria and requirements regarding director independence set forth in the rules of the National Association of Securities Dealers ("NASD"), the board of directors has determined that a majority of its members are independent. Specifically, the board has determined that each of Messrs. Arthur, Green, Murphy, Rothman, and Robinson meet the standards of independence established by NASD Rule 4200(a)(15).

         In fiscal 2004, the board of directors had an audit committee, a compensation committee, and a nominating and corporate governance committee.

         At the beginning of fiscal 2004, the members of the compensation committee were Messrs. Arthur, Roger D. Blackwell (who resigned as a director effective August 30, 2004), and Green. Mr. Rothman replaced Mr. Blackwell on the compensation committee, effective December 31, 2003. Mr. Arthur serves as chairman of the compensation committee. The board of directors has determined that all compensation committee members are independent as independence is defined in NASD Rule 4200(a)(15).

         The compensation committee has the authority and responsibility to determine and administer Max & Erma's compensation policies, to establish the salaries and bonus award formulas of executive officers and to grant awards under Max & Erma's 2002, 1996 and 1992 Stock Option Plans. The compensation committee also has the responsibility to produce an annual report on executive compensation for inclusion in Max & Erma's annual proxy statement. The compensation committee met three times during fiscal 2004. All Compensation Committee members were in attendance at such meetings.

         At the beginning of fiscal 2004, the members of the audit committee were Messrs. Green, Murphy and Rothman. On December 31, 2003, Mr. Blackwell was appointed to the audit committee on an interim basis for one meeting to replace Mr. Rothman until Mr. Robinson joined the board on March 11, 2004. The board of directors has determined that Messrs. Green, Murphy and Robinson are independent as independence is defined in NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Exchange Act, and that the audit committee composition meets the requirements of NASD Rule 4350(d)(2). Mr. Green serves as chairman of the audit committee, and the board of directors has determined that he and Mr. Robinson both meet the requirements of a "financial expert" as set forth in Section 401(h) of Regulation S-K promulgated by the SEC.

         The audit committee oversees and monitors management's and the independent outside auditors' participation in the financial reporting processes and the audits of the financial statements of Max & Erma's. The audit committee has the responsibility to appoint, compensate, retain and oversee the work of the outside independent auditors and to consult with the outside independent auditors and the appropriate officers of Max & Erma's on matters relating to outside auditor independence, corporate financial reporting and accounting procedures and policies, adequacy of financial accounting and operating controls, and the scope of audits. The audit committee is governed by an Audit Committee Charter which was adopted on December 9, 2003. The audit committee met five times during fiscal 2004. All audit committee members were in attendance at such meetings.

         The members of the nominating and corporate governance committee are Messrs. Arthur, Green, Murphy, Robinson and Rothman. Mr. Blackwell was also a member of the nominating and corporate governance committee until his resignation, but the committee did not hold any meetings during his tenure on the committee or during fiscal 2004. Mr. Rothman serves as Chairman of the nominating and corporate governance committee. The board of directors has determined that all nominating and corporate governance committee members are independent as independence is defined in NASD Rule 4200(a)(15). The nominating and corporate governance committee charter is posted on the investor relations page of the Company's website at www.maxandermas.com.

         The nominating and corporate governance committee oversees the director nomination process. The nominating and corporate governance committee has the responsibility to identify and recommend individuals qualified to become directors. When considering potential candidates, the nominating and corporate governance committee reviews the candidate's character, judgment, skills, including financial literacy, and experience in the context of the needs of the board of directors. The nominating and corporate governance committee considers the recommendations of stockholders regarding potential director candidates. In order for stockholder recommendations regarding possible candidates for director to be considered by the nominating and corporate governance committee:

      - such recommendations must be provided to the nominating and corporate governance committee in writing at least 120 days prior to the date of the next scheduled Annual Meeting;

      - the nominating stockholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the Exchange Act; and

      - the stockholder must describe the qualifications, attributes, skills, or other qualities of the recommended director candidate.

The nominating and corporate governance committee also has the responsibility to develop and recommend to the board of directors a set of corporate governance principles applicable to Max & Erma's. The nominating and corporate governance committee did not meet during fiscal 2004.

      Our board of directors welcomes communications from our stockholders. Stockholders may send communications to the board of directors, or to any Director in particular, c/o Max & Erma's Restaurants, Inc., P.O. Box 297830, 4849 Evanswood Drive, Columbus, Ohio 43229. Any correspondence addressed to the board of directors or to any one of our directors care of our offices is forwarded by us to the addressee without review by management.

      For fiscal 2004, each outside director was paid $2,000 per quarter, plus $1,000 for each board meeting attended and $500 for each committee meeting attended. Directors who are also employees of Max & Erma's do not receive additional compensation for serving as directors. All directors are reimbursed for any reasonable expenses incurred in connection with their duties as directors of Max & Erma's.

      Max & Erma's has entered into indemnification contracts with each of its present directors. The indemnification contracts with the directors (i) confirm the present indemnity provided to them by the Max & Erma's By-laws and give them assurances that this indemnity will continue to be provided despite future changes in the By-laws, and (ii) provide that, in addition, the directors shall be indemnified to the fullest possible extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts, paid or incurred by them in any action or proceeding, including any action by or in the right of Max & Erma's, on account of their service as a director of the Max & Erma's or as a director or officer of any subsidiary of Max & Erma's or as a director or officer of any other company or enterprise when they are serving in such capacities at the request of Max & Erma's. No indemnity will be provided under the indemnification contract to any director on account of willful misconduct or conduct which is adjudged to have been knowingly fraudulent or deliberately dishonest.

                               EXECUTIVE OFFICERS

      In addition to Messrs. Barnum and Niegsch, the following persons are executive officers of the Company.

      ROBERT LINDEMAN, age 37, was appointed to the position of Executive Vice President and Chief Development Officer in July 2005. Mr. Lindeman has been the Company's Chief Development Officer since October 2003. Prior to becoming the Company's Chief Development Officer, Mr. Lindeman was the Company's Vice President of Franchising since October 2000. Prior to becoming the Company's Vice President of Franchising, Mr. Lindeman was the Company's Director of Franchising since 1998. Prior to 1998 Mr. Lindeman held equivalent manager level positions with the Company since 1990.

      JAMES HOWENSTEIN, age 34, has been the Company's Vice President of Operations since October 2003. Prior to becoming the Company's Vice President of Operations, Mr. Howenstein was a Regional Vice President since March 2002 and prior to that, a Regional Operations Manager since 1999.

SUMMARY COMPENSATION TABLE

      The table below sets forth all compensation paid for each of the Company's last three completed fiscal years ended October 31, 2004, to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers who received compensation (based on salary and bonus) exceeding $100,000.

                                                                                               Long-Term
                                                                                              Compensation
                                                                  Annual Compensation            Awards
                                                           ---------------------------------  ------------
                                                                                    (e)                           (i)
                                                                                   Other                          All
          (a)                                                (c)        (d)        Annual         (g)             Other
        Name and                             (b)            Salary     Bonus    Compensation    Options       Compensation
   Principal Position                        Year            ($)       ($)(1)      ($)(2)         (#)            ($)(3)
   ------------------                        ----          --------   --------  ------------    -------       ------------
Todd B. Barnum                               2004          $355,953         --    $ 14,557       13,300         $ 30,000
Chairman, Chief Executive                    2003           341,281         --      12,903       57,000           30,000
Officer and President                        2002           321,429   $300,700      19,314           --           30,000

William C. Niegsch, Jr.                      2004          $213,208   $ 38,900    $  5,042        6,650         $ 10,000
Executive Vice President,                    2003           204,294     18,000       4,446       29,000           10,000
Chief Financial Officer,                     2002           194,187    127,550       6,435           --           10,000
Treasurer and Secretary

Bonnie J. Brannigan(4)                       2004          $127,736   $ 12,500    $  2,805           --         $  2,000
                                             2003           117,502     32,500       3,000       10,000            2,000
                                             2002           111,246    162,468       5,474           --            2,000

Robert Lindeman                              2004          $161,936   $ 43,783    $  4,114           --         $  2,000
Executive Vice President and Chief           2003           117,365     61,643       3,580       10,000            2,000
Development Officer                          2002           100,938     49,838       3,016           --            2,000

                                             2004          $138,132   $  5,200    $  2,867        5,000         $  2,000
James Howenstein                             2003           100,127     24,147       2,485        5,000            2,000
Vice President of Operations                 2002            86,696     32,755       2,389       10,000            1,000

----------
(1) Amounts paid as bonuses are included for the year in which the bonus is earned, whether or not it is paid in that year or in a subsequent year.

(2) The Company maintains a medical reimbursement plan which provides for the reimbursement of substantially all of the uninsured medical and dental expenses of the Chief Executive Officer and President of the Company and his immediate family. The amount shown is the amount of reimbursements made by the Company during the fiscal year. The amount shown also includes amounts allocated to the executive officer pursuant to the Company's 401(k) and Supplemental Deferred Compensation Plans, in amounts for Mr. Barnum of $7,119, $6,826, and $12,443, Mr. Niegsch of $5,042, $4,446, and
      $6,435, Ms. Brannigan of $2,805, $3,000, and $5,474, Mr. Lindeman of
      $4,114, $3,580, and $3,016, and Mr. Howenstein of $2,867, $2,458, and
      $2,389, respectively, for fiscal 2004, 2003, and 2002.

(3) Amounts shown represent the annual full amount of premiums paid by the Company on split dollar life insurance policies on the lives of each of Messrs. Barnum, Niegsch, Ms. Brannigan, Mr. Lindeman, and Howenstein. Premiums paid by the Company will be repaid from the death benefit and the balance will be paid to the employee's beneficiaries. In the event of termination of employment, other than for cause or on death, the employee has the right to purchase the policy from the Company for the Company's cash value; provided, however, that beginning in 1993 for Messrs. Barnum and Niegsch, in 1998 Ms. Brannigan, in 2001 for Mr. Lindeman, and in 2002 for Mr. Howenstein, ownership of the Company's cash value of the policy vests in the employee at the rate of 10% per year, so that the employee will only be required to pay the unvested portion of the Company's cash value on termination.

(4) Ms. Brannigan submitted her resignation as Vice President of Marketing and Strategic Planning, effective July 25, 2005.

SEVERANCE AGREEMENTS

      On January 10, 2000 (the "Effective Date"), the Company entered into severance agreements in the event of a change in control with Todd B. Barnum and William C. Niegsch, Jr. (collectively the "Senior Executives"), and with Robert
A. Lindeman and James Howenstein (collectively the "Officers" and, together with the Senior Executives, the "Executives"). The severance agreements provide that in the event of an Executive's termination of employment under certain circumstances during the "Effective Period" (as defined below) following a "Change in Control" (as defined below) of the Company, he or she will be entitled to severance benefits.

      The "Effective Period" is the 12-month period following a Change in Control, except for the Senior Executives who have a 13-month Effective Period, including a "Window Period" in the 13th month following a Change in Control in which the Senior Executives may terminate their employment for any reason and be entitled to severance benefits.

      A "Change in Control" for purposes of the severance agreements is deemed to have occurred if and when, after the Effective Date of the agreements:

      (i) any person, including any group, shall acquire beneficial ownership of shares of the Company which results in such person possessing more than 50% of the total voting power to elect directors of the Company;

      (ii) as the result of, or in connection with, any tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions (a "Transaction"), the owners of the voting shares of the Company outstanding immediately prior to such Transaction own less than a majority of the voting shares of the Company after the Transaction;

      (iii) during any period of two consecutive years during the term of the severance agreements, more than 50% of the members of the board of directors are replaced with new members, unless the replacements were approved in advance by the Directors; or

      (iv) the sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Company (a "Sale Transaction").

      Notwithstanding the foregoing definition, a "Change in Control" will not be deemed to have occurred for purposes of the severance agreements upon the occurrence of the following events:

      (i) if the Executive, alone or as part of any group, shall acquire beneficial ownership of shares of the Company that results in the Executive, or the Executive as part of any group, possessing more than 50% of the total voting power to elect directors of the Company;

      (ii) upon the occurrence of any Transaction, Sale Transaction, consolidation, or reorganization involving the Company and the Executive, alone or with other officers of the Company, or any entity in which the Executive has an ownership interest, except where such entity is a publicly traded company and the Executive does not own more than a 1% interest in such entity prior to the Transaction, Sale Transaction, consolidation, or reorganization;

      (iii) a transaction otherwise commonly referred to as a "management leveraged buyout"; or

      (iv) an acquisition of stock of the Company by employee benefit plans sponsored by the Company.

      If an Officer terminates employment during the Effective Period for "Good Reason" (as defined below), or if a Senior Executive terminates his employment during the Effective Period for Good Reason or during the Window Period for any reason, or if the Company terminates employment during such period for any reason other than for "Cause" (as defined below) or as a result of death, retirement or disability (as defined in the agreement), the Company will be obligated to pay his base salary and prorated bonus through the date of termination and to make a lump-sum payment equal to 2.99 times (for Senior Executives) or 1.5 times (for Officers) the average annual compensation (including salary and bonus) which was payable to such Executive for the five taxable years ending prior to the date on which the Change of Control occurred. In addition, all outstanding stock options issued to the Executive shall become 100% vested.

      The definition of "Good Reason" includes termination by an Executive of his or her employment following a Change in Control because of the following:
(i) a reduction in Executive's title, duties or status, or the assignment of duties inconsistent with the Executive's office; (ii) a reduction in either the Executive's base salary or total compensation; (iii) a requirement that the Executive relocate or a substantial increase in the Executive's business travel obligations; (iv) the relocation of the Company's principal executive offices to a location outside the greater Columbus, Ohio area; (v) the failure by the Company to continue any material fringe benefit or compensation plan, retirement plan, life insurance plan, health and accident plan, or disability plan in which the Executive is participating at the time of the Change in Control; or (vi) any breach of the severance agreement by the Company or any successor.

      The Company shall only have "Cause" to terminate an Executive's employment under the severance agreements upon the occurrence of one or more of the following grounds: (i) commission of a crime which is a felony, fraud, or embezzlement, or any misdemeanor involving an act of moral turpitude or committed in connection with the Executive's employment and which causes the Company a substantial detriment or embarrassment; (ii) engagement in activities or conduct clearly injurious to the best interests or reputation of the Company;
(iii) the willful and continued refusal or failure to perform reasonably assigned duties and responsibilities in a competent or satisfactory manner as determined by the Company; (iv) the willful and continued violation of any of the Company's rules of conduct or behavior including the willful and continued insubordination of the Executive; or (v) the willful and continued violation of any of the material terms and conditions of the severance agreement or any other written agreement or agreements that the Executive may have with the Company.

      The severance agreements continue in effect until the third anniversary of the Effective Date, however, on each anniversary date the term of the agreement automatically extends for one additional year beyond the then existing term, unless, 120 days notice is given of the Company's intent to terminate the agreement in which case the agreement shall terminate at the end of the then existing term.

STOCK OPTION PLANS

      The Company's 2002, 1996 and 1992 Stock Option Plans provide for the issuance of options to purchase up to 250,000, 400,000 and 412,500 shares of the common stock, $0.10 par value per share, of the Company, respectively, subject to adjustment for stock splits and other changes in the Company's capitalization, which options either meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or do not meet such requirements ("Nonqualified Options"). Key employees of the Company, officers and directors of the Company, and certain other persons who provide services to the Company are eligible to receive options under the 2002, 1996 and 1992 Stock Option Plans. Options are granted to persons selected by the compensation committee of Max & Erma's board of directors. The compensation committee determines the number of shares subject to option, the exercise price, and exercise period of such option and whether the option is intended to be a Nonqualified Option or an Incentive Option. The Committee also has the discretion under the 2002, 1996 and 1992 Stock Option Plans to make cash grants to optionholders that are intended to offset a portion of the taxes payable upon the exercise of Nonqualified Options or upon certain dispositions of shares acquired under Incentive Options. The tables set forth below provide additional information with respect to the grants and exercises of stock options by the named executive officers of Max & Erma's. As of June 1, 2005, Max & Erma's had options for 84,050, 6,500, and 0 shares of common stock, respectively, under the 2002, 1996 and 1992 Stock Option Plans available for future grants.

OPTION GRANTS IN LAST FISCAL YEAR

                                                     Individual Grants
                                  --------------------------------------------------------
                                                    (c)
                                                 % of Total                                               (f)
                                                  Options                                      Potential Realizable Value
                                                  Granted                                        At Assumed Annual Rates
                                    (b)             To                (d)                      Of Stock Price Appreciation
                                  Options        Employees          Exercise        (e)             For Option Term(3)
         (a)                      Granted        In Fiscal           Price       Expiration     --------------------------
        Name                      (#)(1)            Year           ($/Sh)(2)        Date         5%($)           10%($)
---------------------             ------         ----------        ---------     ----------     -------         --------
Todd B. Barnum                    13,300            53.3%          $ 17.75        10/27/14     $148,428        $ 376,257
William C. Niegsch, Jr.            6,650            26.7             17.75        10/27/14       74,214          188,128
James Howenstein                   5,000            20.0             17.75        10/27/14       55,800          141,450

----------
(1) All options are first exercisable October 27, 2004 and vest at the rate of 20% per year. Options not exercisable as of the date of a change in control of the Company will become exercisable immediately as of such date. Options not yet exercised are cancelled after 30 days following termination of employment other than by death or for cause. In the event of termination of employment by death, the option may be exercised for up to one year but not later than the expiration date. Options not yet exercised are immediately cancelled upon the termination of employment for cause. Generally, the exercise price of options may be paid in cash or in shares of common stock of the Company with the consent of the Committee. In addition, any tax which the Company is required to withhold in connection with the exercise of any stock option may be satisfied by the optionholder by electing, with the consent of the Committee, to have the number of shares to be delivered on the exercise of the option reduced by, or otherwise by delivering to the Company, such number of shares of common stock having a fair market value equal to the amount of the withholding requirements.

(2) In all cases, the exercise price was equal to or greater than the closing market price of the underlying shares on the date immediately prior to the date of grant.

(3) The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict or forecast future stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

      The following table provides certain information regarding the exercise of stock options during the fiscal year ended October 31, 2004, and the number and value of stock options held by the executive officers named in the Summary Compensation Table as of October 31, 2004.



                                                                                                           (e)
                                                                                    (d)                 Value of
                                                                                 Number of             Unexercised
                                                                                 Unexercised           In-the-Money
                                                                                 Options at             Options at
                                       (b)                  (c)                  FY-End(#)             FY-end($)(1)
                                      Shares               Value
      (a)                           Acquired on           Realized              Exercisable/          Exercisable/
      Name                          Exercise (#)            ($)                 Unexercisable         Unexercisable
-----------------------             ------------          --------              -------------         -------------
Todd B. Barnum                            --                    --              56,460/44,840         $115,725/- 0 -

William C. Niegsch, Jr.                   --                    --              32,930/22,720         $ 70,625/- 0 -

Bonnie J. Brannigan(2)                10,000              $ 74,400               14,000/6,000         $ 59,750/- 0 -

Robert Lindeman                        5,000              $ 56,800                4,000/6,000            - 0 -/- 0 -

James Howenstein                          --                    --               13,000/7,000            - 0 -/- 0 -

----------
(1) As of October 31, 2004, not all unexercised options that were exercisable were in-the-money, meaning that the fair market value of the underlying securities exceeded the exercise price of the option at that date.

(2) Ms. Brannigan submitted her resignation as Vice President of Marketing and Strategic Planning, effective July 25, 2005.

                      EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth additional information as of October 31, 2004, concerning shares of Max & Erma's common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

                                                                                                NUMBER OF SECURITIES
                                                                                                 REMAINING AVAILABLE
                                        NUMBER OF SECURITIES                                     FOR ISSUANCE UNDER
                                          TO BE ISSUED UPON           WEIGHTED-AVERAGE           EQUITY COMPENSATION
                                             EXERCISE OF              EXERCISE PRICE OF           PLANS (EXCLUDING
                                        OUTSTANDING OPTIONS,        OUTSTANDING OPTIONS,        SECURITIES REFLECTED
                                         WARRANTS AND RIGHTS         WARRANTS AND RIGHTS           IN COLUMN (a))
                                                 (a)                         (b)                         (c)
                                        --------------------        --------------------        ---------------------
Equity compensation plans approved
by security holders (1)                         313,651                     $12.69                       60,550

Equity compensation plans not
approved by security holders                         --                         --                           --
                                        --------------------        --------------------        ---------------------

Total                                           313,651                     $12.69                       60,550
                                        --------------------        --------------------        ---------------------

----------
(1) Equity compensation plans approved by stockholders include the 1992 Stock Option Plan, the 1996 Stock Option Plan and the 2002 Stock Option Plan.

      The following Board Compensation Committee Report on Executive Compensation, Performance Graph, and Audit Committee Report will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The compensation committee reviews and evaluates individual senior executive officers and determines the compensation for each. In general, compensation is designed to attract and retain qualified key executives, reward individual performance, relate compensation to Max & Erma's goals and objectives and enhance stockholder value.

      Compensation for the executive officers includes base salary, bonus and stock option awards. Base salary is reviewed annually in light of the committee's perception of individual performance, performance of Max & Erma's as a whole and industry analysis and comparison. No specific weight is given to any of these factors in the evaluation of an executive officer's base salary. Since 1991, however, the committee has felt that a significant portion of each senior executive officer's compensation should be in the form of bonuses based upon Max & Erma's performance.

      The committee also awards stock options to executive officers to encourage share ownership and to give them a stake in the performance of Max & Erma's stock. Stock option awards are considered annually. The specific number of stock options granted to individual executive officers is determined by the committee's perception of relative contributions or anticipated contributions to overall corporate performance. The committee also reviews the total number of options already held by individual executive officers at the time of grant.

      Compensation for Mr. Barnum, Max & Erma's CEO, during the 2004 fiscal year included salary only. Mr. Barnum's base salary was determined by reviewing the previous level of his base salary, industry analysis and comparison and increases in the cost of living. No specific weight was given to any of these factors in the evaluation of Mr. Barnum's base salary. Mr. Barnum was eligible to receive a bonus during fiscal 2004 according to a formula established in advance for determining executive officers' bonuses. For fiscal 2004, the bonus formula established a bonus based on a set percentage of operating earnings of Max & Erma's over a target earnings threshold. Because the target earnings threshold was not met, Mr. Barnum did not receive a bonus for fiscal 2004.

      The Budget Reconciliation Act of 1993 amended the Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. The Committee does not believe that this law will impact the Company in the near term because the current level of compensation for each of the Company's executive officers is well below the $1,000,000 salary limitation.

                                                Compensation Committee:

                                                William E. Arthur, Chairman
                                                Robert A. Rothman
                                                Thomas R. Green

                                PERFORMANCE GRAPH

                                                                   FISCAL YEAR ENDING
                                ------------------------------------------------------------------------------------------
COMPANY/INDEX/MARKET            10/29/1999      10/27/2000      10/26/2001      10/25/2002      10/24/2003      10/29/2004
Max & Erma's Rest                 100.00          126.42          158.49          211.32          267.92          201.51
Eating Places                     100.00           84.98           86.42           75.57          100.57          110.67
NASDAQ Market Index               100.00          117.61           58.98           47.46           68.93           70.45



      The above Performance Graph compares the performance of the Company with that of the NASDAQ Market Index and a Peer Group Index, which is an index of SIC Code 5812 - Eating Places. Both the NASDAQ Market Index and the Peer Group Index include stocks of companies that were public as of October 31, 2004, and during the entire five-year period illustrated on the Performance Graph.

                          BOARD AUDIT COMMITTEE REPORT

      The audit committee of the board of directors, composed entirely of independent directors, met five times in fiscal 2004. The Audit Committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the board. The full responsibilities of the audit committee are set forth in its written charter, as adopted by the board of directors.

      In fulfilling its responsibilities, the audit committee, subject to stockholder ratification, engaged Deloitte & Touche LLP as the Company's independent public accountants. The audit committee also:

      - reviewed and discussed the audited financial statements with management;

      - discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61, as may be modified and supplemented;

      - received the written disclosures and the letter from Deloitte & Touche LLP required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with Deloitte & Touche LLP its independence; and

      - after the review and discussions referred to in the three paragraphs above, recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended, October 31, 2004, for filing with the Securities and Exchange Commission.

      The audit committee provided guidance and oversight to the audit function of Max & Erma's including review of the organization, plans and results of this activity. Both the Chief Financial Officer and Deloitte & Touche LLP were afforded the routine opportunity to meet privately with the audit committee and were encouraged to discuss any matters they desired. The audit committee also met with selected members of management and the independent public accountants to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves, and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded.

      In addition, the audit committee considered the quality and adequacy of Max & Erma's internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the audit committee felt appropriate.

      Management has the responsibility for the preparation of Max & Erma's consolidated financial statements and Deloitte & Touche LLP has the responsibility for the examination of those consolidated financial statements. Max & Erma's consolidated financial statements and the report of Deloitte & Touche LLP are filed separately in the Annual Report on Form 10-K and should be read in conjunction with this letter and review of the financial statements.

      Based upon its work and the information received in the inquiries outlined above, the Committee is satisfied that its responsibilities under the charter for the period October 27, 2003 through October 31, 2004, were met and that the financial reporting and audit processes of the Company are functioning effectively.

                                                Audit Committee:

                                                Thomas R. Green, Chairman
                                                Michael D. Murphy
                                                Timothy Robinson

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act, as amended, requires the Company's officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during fiscal 2004, except as disclosed herein. Each of Messrs. Lindeman, Emerson and Blackwell filed one late Form 4, each with respect to one transaction. Ms. Brannigan filed two late Form 4s, each with respect to one transaction.

                              CERTAIN TRANSACTIONS

      Mr. Rothman, a director of the Company, owns a 40% equity interest in, and is President of, Amusement Concepts, Inc., which has exclusive licenses to install and operate coin-operated amusement games in seven Max & Erma's restaurants. Under the licenses, the Company receives a license fee equal to 50% of the gross revenues generated by the games installed in each restaurant. All of the licenses are presently on a year-to-year basis. The total games revenues under the various license agreements for the fiscal year ended October 31, 2004, was $89,234 of which $44,617 was paid to the Company and $44,617 was retained by Amusement Concepts, Inc.

      Mr. Arthur, a director of the Company, is of counsel to the law firm of Porter, Wright, Morris & Arthur, LLP, which firm provides legal counsel to the Company.

      The Company believes that the terms of all of the transactions and existing arrangements set forth above are no less favorable to the Company, its subsidiaries and affiliated partnerships than similar transactions and arrangements which might have been entered into with unrelated parties.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The audit committee of the board of directors has selected, subject to the ratification of the stockholders of the Company, Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending October 30, 2005. It is intended that persons acting under the accompanying proxy will vote the shares represented thereby in favor of ratification of such appointment. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. Deloitte & Touche LLP has performed audits of Max & Erma's financial statements since 1980.

      Ratification of the selection of the independent public accountants requires the affirmative vote of the holders of a majority of the shares of common stock voting on the matter. The board of directors recommends a vote FOR ratification of the selection of the independent public accountants. Abstentions have the same effect as votes cast against ratification, and broker non-votes have no effect. Unless a contrary choice is specified, proxies solicited by the board of directors will be voted for ratification of the selection of the public accountants.

                   FEES OF THE INDEPENDENT PUBLIC ACCOUNTANTS

      The following table shows the aggregate fees billed to the Company by its independent public accountants, Deloitte & Touche LLP, for services rendered during the fiscal years ended October 31, 2004 and October 26, 2003:

 DESCRIPTION OF FEES       YEAR      AMOUNT
 -------------------       ----      ------
Audit Fees (1)             2004     $130,356
                           2003     $207,100

Audit-Related Fees         2004           --
                           2003           --

Tax Fees (2)               2004     $  5,230
                           2003     $  3,100

Other Fees (3)             2004     $ 11,410
                           2003     $ 24,298

----------
(1) Includes fees for audits for fiscal 2003 and 2004, financial statements and reviews of the related quarterly financial statements.

(2)   Includes fees for services related to tax compliance and tax planning.

(3) Fees for fiscal 2004 were related to cost segregation studies and other miscellaneous consulting fees. Fees for fiscal 2003 were related to operational audit work compliance at store level.

      Prior to the engagement of services with Deloitte & Touche LLP, the Audit Committee is presented with an engagement letter or a detailed description of the services to be rendered and a fee estimate. A discussion ensues between members of the Audit Committee and management to determine the appropriate scope of work to be performed. Once approval is obtained, the work begins on the specified projects. One hundred percent (100%) of the work performed during fiscal 2004 by Deloitte & Touche LLP was approved in accordance with the foregoing procedure.

                     REPORTS TO BE PRESENTED AT THE MEETING

      There will be presented at the meeting Max & Erma's Annual Report to Stockholders for the fiscal year ended October 31, 2004, containing financial statements for such year and the signed opinion of Deloitte & Touche LLP, independent public accountants, with respect to such financial statements. The Annual Report to Stockholders is not to be regarded as proxy soliciting material and management does not intend to ask, suggest or solicit any action from the stockholders with respect to such report.

                         COST OF SOLICITATION OF PROXIES

      The cost of this solicitation will be paid by Max & Erma's. In addition to the solicitation of proxies by mail, the directors, officers and employees of Max & Erma's may solicit proxies personally or by telephone or telegraph. Max & Erma's may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and Max & Erma's may reimburse such persons for their expenses in doing so. Max & Erma's may also retain a professional proxy solicitation firm to assist in the solicitation of proxies at a maximum total cost to be borne by Max & Erma's of $10,000 plus out-of-pocket expenses.

                              STOCKHOLDER PROPOSALS

      Each year the board of directors submits its nominations for election of directors at the Annual Meeting of Stockholders. Other proposals may be submitted by the board of directors or the stockholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a stockholder for inclusion in the Proxy Statement for the Annual Meeting of Stockholders to be held in 2006 must be received by the Company (addressed to the attention of the Secretary) on or before December 16, 2005, assuming Max & Erma's remains subject to the reporting requirements of the Exchange Act. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Exchange Act for presentation at our 2006 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company (addressed to the attention of the Secretary) after January 10, 2006, assuming Max & Erma's remains subject to the reporting requirements of the Exchange Act.

                       CODE OF BUSINESS CONDUCT AND ETHICS

      Max & Erma's has adopted a Code of Business Conduct and Ethics as part of its corporate compliance program. The Code of Business Conduct and Ethics applies to all of Max & Erma's directors, officers and employees, including its chief executive officer, chief financial officer and controller. The Code of Business Conduct and Ethics is posted on the investor relations page of the Max & Erma's website at www.maxandermas.com. Any amendments to, or waivers from, this code of ethics will be posted on our website.

                                  OTHER MATTERS

      The only business which the management intends to present at the meeting consists of the matters set forth in this proxy statement. Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy holders will vote thereon in their discretion.

      All proxies received duly executed will be voted. You are requested to sign and date the enclosed proxy and mail it promptly in the enclosed envelope. If you later desire to vote in person, you may revoke your proxy, either by written notice to the Company or in person at the meeting, without affecting any vote previously taken.

                       WHERE YOU CAN FIND MORE INFORMATION

      Max & Erma's files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains an internet web site that contains reports, proxy statements and other information about issuers, like Max & Erma's, who file electronically with the SEC. The address of the site is http://www.sec.gov. Except as specifically incorporated by reference into this proxy statement/prospectus, information on the SEC's web site is not part of this proxy statement/prospectus.

                                      * * *

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         TODD B. BARNUM
                                         CHAIRMAN OF THE BOARD,
                                         CHIEF EXECUTIVE OFFICER AND PRESIDENT

                         MAX & ERMA'S RESTAURANTS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                                SEPTEMBER 9, 2005

The stockholder(s) hereby appoint(s) Todd B. Barnum and William C. Niegsch, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Max & Erma's Restaurants, Inc., (the "Company") that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 4849 Evanswood Drive, Columbus, Ohio 43229 on Friday, September 9, 2005, at 9:30 a.m. local time, and any adjournment or postponement thereof.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

                                   VOTE BY MAIL
MAX & ERMA'S RESTAURANTS, INC.     Mark, sign and date your proxy card and
4849 EVANSWOOD DR                  return it in the postage-paid envelope we
COLUMBUS, OH 43229                 have provided or return it to Max & Erma's
                                   Restaurants, Inc., c/o ADP, 51 Mercedes Way,
                                   Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN
BLUE OR BLACK INK AS FOLLOWS:      MAXER1    KEEP THIS PORTION FOR YOUR RECORDS

                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAX & ERMA'S RESTAURANTS, INC.

   THE DIRECTORS RECOMMEND A
   VOTE "FOR" ITEMS 1 AND 2

   VOTE ON DIRECTORS
                                FOR WITHHOLD FOR ALL TO WITHHOLD AUTHORITY TO
   1. To elect Class I          ALL FOR ALL  EXCEPT  VOTE FOR ANY  INDIVIDUAL
      Directors of Max & Erma's                      NOMINEE, MARK "FOR ALL
      Restaurants, Inc. the                          EXCEPT" AND WRITE THE
      nominees listed below.                         NOMINEE'S NAME ON THE LINE
                                                     BELOW.

      01) Michael D. Murphy     [ ]   [ ]      [ ]   ___________________________
      02) William C. Niegsch,
          Jr.

   VOTE ON PROPOSALS                                         FOR AGAINST ABSTAIN

   2.  Proposal to ratify the selection of Deloitte          [ ]   [ ]     [ ]
       & Touche LLP as the Company's independent public accountants for the 2005 fiscal year.

   3. In their discretion, upon such other matters that may properly come before the meeting or any adjournments thereof.

   The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.
__________________________________  ____     ________________________   ____
Signature [PLEASE SIGN WITHIN BOX]  Date     Signature (Joint Owners)   Date